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                                                                   EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 2003 except for Notes 1 and 10, as to which the date is March 25, 2003, with respect to the consolidated financial statements of National Steel Corporation and Subsidiaries (Debtor-in-Possession) incorporated by reference in Amendment No. 2 of Registration Statement (Form S-3 No. 333-108131) and related Prospectus of United States Steel Corporation for the registration of its common stock.



/s/ Ernst & Young LLP

Indianapolis, Indiana
December 2, 2003